EXHIBIT 99.1
Company contact: Ronald Scott
Chief Financial Officer
Tel: +1 770-246-6426
Email: ron.scott@liberator.com

WES Consulting, Inc. Announces Third Quarter 2010 Profit

11% Growth in Third Quarter Revenues

Atlanta, GA, May 14, 2010 — WES Consulting, Inc. (OTC Bulletin Board: WSCU), a leader in the manufacture and distribution of products for the sexual well-being market, today reported financial results for the third quarter and nine months ended March 31, 2010.

2010 Third Quarter Consolidated Results

For the third quarter ended March 31, 2010, the company recorded net income of $24,369 compared to a net loss of ($162,771) in the third quarter of fiscal 2009.  Basic and diluted earnings per share were $0.00 in the three month period ended March 31, 2010 compared to basic and diluted loss per share of $(0.00) in the same period in 2009.

Total revenue for the three months ended March 31, 2010 was $3,157,863, representing an increase of 11 percent from the $2,847,657 reported for the quarter ended March 31, 2009.  Sequentially, revenues improved 4 percent from the $3,034,664 in revenues for the second quarter ended December 31, 2009.  Gross profit for the third quarter of 2010 was $1,074,691, or 34 percent of revenues, compared to $885,382, or 31 percent of revenues, for the same period in 2009.  Operating expenses for the third quarter of 2010 increased by 2 percent to $1,008,128 compared to expenses of $987,673 in the quarter ended March 31, 2009.  Third quarter 2010 operating profit was $66,563, significantly improved from an operating loss of ($102,291) in the third quarter of 2009.  Net income for the third quarter of 2010 was $24,369, or $0.00 per share, compared to a net loss of ($162,771), or $0.00 per share, for the third quarter of 2009.

2010 Nine Months Consolidated Results

Total revenue for the nine months ended March 31, 2010 was $8,227,519, representing a slight increase from the $8,198,951 reported for the nine months ended March 31, 2009.  Gross profit for the first nine months of 2010 was $2,809,499, or 34 percent of revenues, compared to $2,744,587, or 33 percent of revenues, for the same period in 2009.  Operating expenses for the first nine months of 2010 decreased by almost 4% to $3,114,706 compared to expenses of $3,242,761 in the nine months ended March 31, 2009.  The nine months operating loss was ($305,207), a 39 percent improvement from the operating loss of ($498,174) in the first nine months of fiscal 2009.  After including the expenses related to the merger with Liberator, Inc. during the first quarter of fiscal 2010 (which totaled $192,167), the net loss for the nine months ended March 31, 2010 was ($646,504) compared to a net loss of ($693,436) for the same period in 2009.

“We are very pleased with our third quarter financial results,” said Louis Friedman, WES Consulting’s Chief Executive Officer. “Top line revenue growth increased 11% from the same period in 2009 and we reported a profit of $24,369 versus a loss of ($162,711) during the same period last year.  As a result of on-going product development efforts and the introduction of new purchased products through our distribution channels, we expect to see continued year-over-year revenue growth.  Our exclusive distribution agreement with TENGA is expected to be a large contributor to the year-over-year revenue growth, as it was in the third quarter”.

About WES Consulting, Inc. (formerly known as Liberator, Inc.)

WES Consulting is the creator and manufacturer of LIBERATOR®, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination.  Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, LIBERATOR Bedroom Adventure Gear ® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities.  Products include LIBERATOR shapes and positioning systems, pleasure objects, and sensual accessories.

WES Consulting, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia.  WES Consulting has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and worldwide licensees.

For more information, visit www.liberator.com  or call 1-866-542-7283.

WES Consulting, Inc. Safe Harbor Statement
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of WES Consulting, Inc., see “Risk Factors” in the Company’s Amended Current Report on Form 8-K filed on March 24, 2010 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

 -FINANCIAL TABLES FOLLOW-

WES CONSULTING, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

NET SALES	$3,157,863	$2,847,657	$8,227,519	$8,198,951
COST OF GOODS SOLD	2,083,172	1,962,275	5,418,020	5,454,364

Gross profit	1,074,691	885,382	2,809,499	2,744,587

OPERATING EXPENSES:
Advertising and Promotion	142,344	213,203	560,346	764,437
Other Selling and Marketing	303,746	322,176	851,239	918,186
General and administrative	499,399	376,364	1,505,803	1,332,348
Depreciation	62,639	75,930	197,318	227,790

Total operating expenses	1,008,128	987,673	3,114,706	3,242,761

Operating income (loss)	66,563	(102,291)	(305,207)	(498,174)

OTHER INCOME (EXPENSE)
Interest income	702	191	4,224	1,660
Interest expense and financing costs	(42,896)	(60,671)	(153,354)	(196,922)
Expenses related to merger	—	—	(192,167)	—
Total other expense, net	(42,194)	(60,480)	(341,297)	(195,262)

Income (loss) from continuing operations before income taxes	24,369	(162,771)	(646,504)	(693,436)
PROVISION (BENEFIT) FOR INCOME TAXES	—	—	—	—

NET INCOME (LOSS)	$24,369	$(162,771)	$(646,504)	$(693,436)

NET INCOME (LOSS) PER SHARE:
Basic	$0.00	$(0.00)	$(0.01)	$(0.02)
Diluted	$0.00	$(0.00)	$(0.01)	$(0.02)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE:

Basic	62,661,537	45,000,000	61,762,649	45,000,000
Diluted	62,661,537	45,000,000	61,762,649	45,000,000

WES CONSULTING, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$311,108	$1,815,633
Accounts receivable, net of allowance for doubtful accounts of $15,178 at March 31, 2010 and $5,740 at June 30, 2009	457,825	346,430
Inventories	992,486	700,403
Prepaid expenses	188,278	95,891
Total current assets	1,949,697	2,958,357

Equipment and leasehold improvements, net	1,094,131	1,135,517

Total assets	$3,043,828	$4,093,874

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts Payable	$1,717,601	$2,247,845
Accrued compensation	139,286	154,994
Accrued expenses and interest	29,890	145,793
Revolving line of credit	201,616	171,433
Short term notes payable	115,198	—
Current portion of long-term debt	120,017	145,481
Credit card advance	—	198,935
Total current liabilities	2,323,608	3,064,481
Long-term liabilities:
Note payable – equipment	27,764	72,812
Leases payable	160,646	225,032
Notes payable – related party	105,948	125,948
Convertible notes payable – shareholder, net of discount	511,474	285,750
Unsecured lines of credit	106,290	124,989
Deferred rent payable	339,084	356,308
Less: current portion of long-term debt	(120,017)	(145,481)
Total long-term liabilities	1,131,189	1,045,358
Total liabilities	3,454,797	4,109,839

Commitments and contingencies
Stockholders’ Deficit:
Series A Convertible Preferred stock, $.0001 par value, 10,000,000 shares authorized, 4,300,000 shares issued and outstanding on March 31, 2010 and June 30, 2009, liquidation preference of $1,000,000	430	430
Common stock of $0.01 par value, shares authorized 175,000,000; 63,015,981 shares issued and outstanding at March 31, 2010 and 60,932,981 shares issued and outstanding at June 30,2009	630,160	609,330
Additional paid-in capital	4,914,403	4,683,733
Accumulated deficit	(5,955,962)	(5,309,458)
Total stockholders’ deficit	(410,969)	(15,965)

Total liabilities and stockholders’ deficit	$3,043,828	$4,093,874

© Copyright 2010 by WES Consulting, Inc.

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